CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of T. Rowe Price International Funds, Inc. of our report dated December 19, 2023, relating to the financial statements and financial highlights, which appear in T. Rowe Price International Disciplined Equity Fund (one of the funds constituting T. Rowe Price International Funds, Inc.) Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 12, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of T. Rowe Price International Funds, Inc. of our report dated December 19, 2023, relating to the financial statements and financial highlights, which appear in T. Rowe Institutional International Disciplined Equity Fund (one of the funds constituting T. Rowe Price Global Funds, Inc.) Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 12, 2024